Exhibit 99.1

WisdomTree Announces Second Quarter 2021 Results – Diluted Earnings Per Share of $0.11 ($0.10, as adjusted)

New York, NY – (GlobeNewswire) – July 30, 2021 – WisdomTree Investments, Inc. (NASDAQ: WETF) today reported financial results for the second quarter of 2021.

$17.6 million net income ($16.81 million net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$73.9 billion of ending AUM, an increase of 6.3% arising from market appreciation and net inflows.

$0.9 billion of net inflows, driven by inflows into our emerging markets equity, international developed market equity, U.S. equity and fixed income products.

0.41% average global advisory fee, a decrease of 1 basis point due to AUM mix shift.

$77.6 million of operating revenues, an increase of 6.6% due to higher average AUM, partly offset by a lower average global advisory fee.

79.1% gross margin1, a 0.4 point increase from the previous quarter.

30.5% operating income margin, a 5.0 point increase primarily due to higher revenues.

$150.0 million issuance of convertible senior notes due 2026, bearing interest at a rate of 3.25% and issued with a conversion price of $11.04 per share. We used a portion of the proceeds to repurchase our common stock and intend to use the remainder of the net proceeds for working capital and other general corporate purposes, which may include debt retirement, organic and inorganic growth initiatives and common stock repurchases.

$31.9 million repurchase of 4.6 million shares of our common stock, principally in connection with the issuance of the convertible notes.

$0.03 quarterly dividend declared, payable on August 25, 2021 to stockholders of record as of the close of business on August 11, 2021.

Update from Jonathan Steinberg, WisdomTree CEO

“Many businesses across the financial services ecosystem are struggling to balance legacy business models and the conflicts that arise with fast moving technological advancements - not WisdomTree. Our solid operating and financial results in the second quarter demonstrate continued growth and strong execution across our business today, along with exciting progress on our long-term strategic initiatives, all while showing the efficiency and scalability of our business.

“We continue to strengthen our position in areas of growing interest such as liquid alternatives, ESG and model portfolios. We are also quickly establishing expertise around digital assets, delivering the insights from our pioneering work in regulated cryptocurrency exposures and our broader vision for the applications of blockchain technology in the form of investor-facing research and events.

“The focus and flexibility of our remote first business model have enabled WisdomTree to attract and retain world-class talent, drive strong operating results, and engage with our clients across different modalities with an ever-expanding set of resources.”

Update from Jarrett Lilien, WisdomTree COO and President

“This was a strong quarter for WisdomTree, extending a string of strong quarters, and we are continuing to build momentum as we execute on our key growth initiatives.

“We are producing balance and quality in the mix of our global flows. In the U.S., we are seeing strength in our Large Blend, Emerging Markets and China funds. In Europe, our UCITs ETFs and Thematic funds are standouts, and we are also experiencing growth in industrial metals, copper, silver and even gold, while there continues to be volatility in the gold market.

“We are investing in our future growth with 11 new fund launches and a number of well-received product enhancements completed in the first half of the year. We also launched ESG model portfolios and +Crypto models this past quarter and continue to be optimistic about the impact of models on our flows.

“We are executing well on all fronts, building momentum and are excited to enter the second half of the year building on these strong results.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
Consolidated Operating Highlights ($ in billions):
AUM	$73.9	$69.5	$67.4	$60.7	$57.7
Net inflows/(outflows)	$0.9	$1.3	$0.9	$(0.5)	$0.1
Average AUM	$73.7	$69.6	$64.1	$61.2	$55.7
Average advisory fee	0.41%	0.42%	0.41%	0.42%	0.41%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$77.6	$72.8	$67.1	$64.6	$58.1
Net income/(loss)	$17.6	$15.1	$(13.5)	$(0.3)	$(13.3)
Diluted earnings/(loss) per share	$0.11	$0.09	$(0.10)	$(0.01)	$(0.09)
Operating income margin	30.5%	25.5%	19.2%	22.8%	20.3%
As Adjusted (Non-GAAP1):
Gross margin	79.1%	78.7%	75.6%	76.5%	75.1%
Net income, as adjusted	$16.8	$12.5	$9.2	$11.0	$8.5
Diluted earnings per share, as adjusted	$0.10	$0.08	$0.06	$0.07	$0.05

RECENT BUSINESS DEVELOPMENTS

Company News

•   In May 2021, Bryan Edmiston was appointed as Chief Financial Officer, effective June 1, 2021.

•   In June 2021, we completed a private offering of $150.0 million in aggregate principal amount of 3.25% Convertible Senior Notes due 2026.

•   In June 2021, we appointed Stockholm-based Björn Sandberg as Director of Nordic Sales for WisdomTree Europe.

Product News

•   In May 2021, we launched the WisdomTree Alternative Income Fund (HYIN) on the CBOE; we launched the WisdomTree Efficient Core family of ETFs on the NYSE, which includes the International Efficient Core Fund (NTSI), the Emerging Markets Efficient Core Fund (NTSE) and the renamed U.S. Efficient Core Fund (NTSX); we launched +Crypto Model Portfolios for advisors in collaboration with OnRamp Invest which features Gemini integration; and the WisdomTree S&P 500 VIX Short-Term Futures 2.25x Daily Leveraged (VIXL) underwent a change of index as part of volatility proofing measures across the European product range.

•   In June 2021, we launched the WisdomTree BioRevolution Fund (WDNA) on the CBOE, leveraging data and thematic insights from Dr. Jamie Metzl, one of the world’s leading technology futurists; we launched the WisdomTree U.S. Growth & Momentum Fund (WGRO) on the Nasdaq stock exchange; and we listed the WisdomTree Bitcoin ETP (BTCW) and WisdomTree Ethereum ETP (ETHW) on Euronext exchanges in Paris and Amsterdam.

•   In July 2021, we listed the WisdomTree Enhanced Commodity ex-Agriculture UCITS ETF – EUR Hedged (EXAG) on Börse Xetra.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended						Six Months Ended
	June 30, 2021		Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	June 30, 2021	June 30, 2020
Operating Revenues:
Advisory fees	$75,997		$71,616	$66,105	$63,919	$57,208	$147,613	$120,158
Other income	1,606		1,214	954	721	918	2,820	1,842

Total revenues	77,603		72,830	67,059	64,640	58,126	150,433	122,000

Operating Expenses:
Compensation and benefits	20,331		22,627	20,827	19,098	17,455	42,958	34,750
Fund management and administration	16,195		15,521	16,350	15,219	14,461	31,716	28,946
Marketing and advertising	3,594		3,006	3,715	2,996	1,949	6,600	4,417
Sales and business development	2,159		2,145	2,595	2,386	2,181	4,304	5,598
Contractual gold payments	4,314		4,270	4,449	4,539	4,063	8,584	7,823
Professional fees	1,921		2,013	1,322	950	1,357	3,934	2,630
Occupancy, communications and equipment	1,266		1,475	1,622	1,611	1,643	2,741	3,194
Depreciation and amortization	256		252	261	253	251	508	507
Third-party distribution fees	2,130		1,343	1,291	1,233	1,340	3,473	2,695
Acquisition and disposition- related costs	—		—	—	—	33	—	416
Other	1,752		1,571	1,720	1,611	1,596	3,323	3,593

Total operating expenses	53,918		54,223	54,152	49,896	46,329	108,141	94,569

Operating income	23,685		18,607	12,907	14,744	11,797	42,292	27,431
Other Income/(Expenses):
Interest expense	(2,567)		(2,296)	(2,694)	(2,511)	(2,044)	(4,863)	(4,463)
Gain/(loss) on revaluation of deferred consideration – gold payments	497		2,832	(22,385)	(8,870)	(23,358)	3,329	(25,566)
Interest income	225		231	351	111	119	456	282
Impairments	—		(303)	—	(3,080)	—	(303)	(19,672)
Loss on extinguishment of debt	—		—	—	—	(2,387)	—	(2,387)
Other gains and losses, net	49		(5,893)	524	744	1,819	(5,844)	(688)

Income/(loss) before income taxes	21,889		13,178	(11,297)	1,138	(14,054)	35,067	(25,063)
Income tax expense/(benefit)	4,259		(1,969)	2,200	1,408	(804)	2,290	(3,175)

Net income/(loss)	$17,630		$15,147	$(13,497)	$(270)	$(13,250)	$32,777	$(21,888)

Earnings/(loss) per share – basic	$0.11	[2]	$0.09 [2]	($0.10)[2]	($0.01)[2]	($0.09)	$0.20 [2]	($0.15)[2]
Earnings/(loss) per share – diluted	$0.11		$0.09	($0.10)[2]	($0.01)[2]	($0.09)	$0.20	($0.15)[2]
Weighted average common shares – basic	145,542		145,649	145,096	145,564	151,623	145,652	152,071
Weighted average common shares – diluted	164,855		161,831	145,096	145,564	151,623	163,062	152,071

As Adjusted (Non-GAAP1)
Income before income taxes	$21,253		$15,583	$11,504	$13,242	$10,911
Income tax expense	$4,458		$3,079	$2,281	$2,205	$2,417
Net income	$16,795		$12,504	$9,223	$11,037	$8,494
Earnings per share – diluted	$0.10		$0.08	$0.06	$0.07	$0.05

QUARTERLY HIGHLIGHTS

Operating Revenues

•	Operating revenues increased 6.6% and 33.5% from the first quarter of 2021 and second quarter of 2020, respectively, due to higher average global AUM arising from market appreciation and net inflows.

•	Our average global advisory fee was 0.41%, 0.42% and 0.41% during the second quarter of 2021, the first quarter of 2021 and the second quarter of 2020, respectively.

Operating Expenses

•

Operating expenses decreased 0.6% from the first quarter of 2021 primarily due to lower compensation arising from reduced stock-based compensation and prior quarter seasonal payroll taxes, partly offset by higher third-party distribution fees, marketing expenses and fund management and administration costs.

•

Operating expenses increased 16.4% from the second quarter of 2020 primarily due to higher incentive compensation and headcount, fund management and administration costs, marketing expenses, third-party distribution fees and professional fees.

Other Income/(Expenses)

•

Interest expense increased 11.8% from the first quarter of 2021 primarily due to the issuance of $150.0 million convertible senior notes due 2026. Interest expense increased 25.6% from the second quarter of 2020 primarily due to a higher level of debt outstanding and a higher effective interest rate.

•

We recognized a non-cash gain on revaluation of deferred consideration of $0.5 million during the second quarter of 2021. The gain was due to a flattening of the forward-looking gold curve. The magnitude of any gain or loss recognized is highly correlated to the magnitude of the change in the forward-looking price of gold.

Income Taxes

•

Our effective income tax rate for the second quarter of 19.5% resulted in income tax expense of $4.3 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a lower tax rate on foreign earnings.

•	Our adjusted effective income tax rate was 21.0%[1].

SIX MONTH HIGHLIGHTS

•	Operating revenues increased 23.3% as compared to 2020 due to higher average AUM.

•

Operating expenses increased 14.4% as compared to 2020 largely due to higher incentive compensation accruals and headcount, fund management and administration costs, marketing expenses, professional fees, third party distribution fees and contractual gold payments. These increases were partly offset by lower sales and business development expenses and occupancy expenses.

•

Significant items reported in other income/(expenses) in 2021 include a non-cash gain on revaluation of deferred consideration of $3.3 million; a non-cash charge of $5.2 million arising from the release of tax-related indemnification assets upon the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense); and a gain of $0.4 million recognized on our investment in Securrency, Inc. due to its recent capital raise.

•

Our effective income tax rate for 2021 of 6.5% resulted in income tax expense of $2.3 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a tax benefit of $5.2 million recognized in connection with the release of the tax-related indemnification asset described above, a lower tax rate on foreign earnings and a non-taxable gain on revaluation of deferred consideration. These items were partly offset by tax shortfalls associated with the vesting and exercise of stock-based compensation awards and state and local taxes.

CONFERENCE CALL

WisdomTree will discuss its results and operational highlights during a conference call on Friday, July 30, 2021 at 9:00 a.m. ET. The call-in number is (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

ABOUT WISDOMTREE

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency, cryptocurrency and alternative strategies. WisdomTree currently has approximately $74.3 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”
[2]	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.

Contact Information:

Corporate Communications

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
GLOBAL ETPs ($ in millions)
Beginning of period assets	$69,537	$67,392	$60,710	$57,666	$50,347
Inflows/(outflows)	931	1,279	881	(477)	126
Market appreciation/(depreciation)	3,484	866	5,801	3,567	7,489
Fund closures	(4)	—	—	(46)	(296)

End of period assets	$73,948	$69,537	$67,392	$60,710	$57,666

Average assets during the period	$73,658	$69,589	$64,106	$61,200	$55,746
Average advisory fee during the period	0.41%	0.42%	0.41%	0.42%	0.41%
Revenue days	91	90	92	92	91
Number of ETFs – end of the period	318	313	309	305	311

U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$42,163	$38,517	$33,310	$31,362	$28,920
Inflows/(outflows)	1,130	1,343	919	575	(1,474)
Market appreciation/(depreciation)	1,836	2,303	4,288	1,373	4,030
Fund closures	—	—	—	—	(114)

End of period assets	$45,129	$42,163	$38,517	$33,310	$31,362

Average assets during the period	$44,183	$40,706	$35,926	$33,002	$30,651
Average advisory fee during the period	0.40%	0.40%	0.40%	0.41%	0.41%
Number of ETFs – end of the period	73	68	67	67	67

EUROPEAN LISTED ETPs ($ in millions)
Beginning of period assets	$27,374	$28,875	$27,400	$26,304	$21,427
Inflows/(outflows)	(199)	(64)	(38)	(1,052)	1,600
Market appreciation/(depreciation)	1,648	(1,437)	1,513	2,194	3,459
Fund closures	(4)	—	—	(46)	(182)

End of period assets	$28,819	$27,374	$28,875	$27,400	$26,304

Average assets during the period	$29,475	$28,883	$28,135	$28,198	$25,095
Average advisory fee during the period	0.43%	0.44%	0.42%	0.42%	0.41%
Number of ETPs – end of the period	245	245	242	238	244

PRODUCT CATEGORIES ($ in millions)

Commodity & Currency
Beginning of period assets	$23,657	$25,879	$25,176	$24,246	$19,818
Inflows/(outflows)	(318)	(660)	(296)	(1,112)	1,308
Market appreciation/(depreciation)	1,433	(1,562)	999	2,042	3,120

End of period assets	$24,772	$23,657	$25,879	$25,176	$24,246

Average assets during the period	$25,577	$25,296	$25,598	$25,949	$23,048

U.S. Equity
Beginning of period assets	$20,019	$18,367	$15,612	$13,997	$12,151
Inflows/(outflows)	199	218	395	897	(241)
Market appreciation/(depreciation)	1,076	1,434	2,360	718	2,087

End of period assets	$21,294	$20,019	$18,367	$15,612	$13,997

Average assets during the period	$20,989	$19,320	$17,070	$15,159	$13,324

Emerging Market Equity
Beginning of period assets	$10,477	$8,539	$5,979	$5,413	$4,600
Inflows/(outflows)	529	1,662	1,399	257	(25)
Market appreciation/(depreciation)	511	276	1,161	309	838

End of period assets	$11,517	$10,477	$8,539	$5,979	$5,413

Average assets during the period	$11,010	$9,875	$7,250	$5,917	$5,131

	Three Months Ended
	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
International Developed Market Equity
Beginning of period assets	$9,991	$9,414	$8,621	$8,839	$8,659
Inflows/(outflows)	397	17	(191)	(587)	(965)
Market appreciation/(depreciation)	405	560	984	369	1,145

End of period assets	$10,793	$9,991	$9,414	$8,621	$8,839

Average assets during the period	$10,529	$9,796	$8,931	$8,835	$8,780

Fixed Income
Beginning of period assets	$3,261	$3,324	$3,630	$3,530	$3,527
Inflows/(outflows)	168	10	(330)	76	(53)
Market appreciation/(depreciation)	28	(73)	24	24	56

End of period assets	$3,457	$3,261	$3,324	$3,630	$3,530

Average assets during the period	$3,354	$3,253	$3,472	$3,605	$3,523

Leveraged & Inverse
Beginning of period assets	$1,521	$1,478	$1,425	$1,345	$896
Inflows/(outflows)	(2)	(5)	(125)	(9)	311
Market appreciation/(depreciation)	173	48	178	89	138

End of period assets	$1,692	$1,521	$1,478	$1,425	$1,345

Average assets during the period	$1,666	$1,555	$1,430	$1,476	$1,164

Cryptocurrency
Beginning of period assets	$377	$168	$33	$15	$5
Inflows/(outflows)	8	36	48	15	8
Market appreciation/(depreciation)	(156)	173	87	3	2

End of period assets	$229	$377	$168	$33	$15

Average assets during the period	$300	$264	$79	$27	$11

Alternatives
Beginning of period assets	$227	$214	$229	$225	$244
Inflows/(outflows)	(44)	—	(26)	(4)	(29)
Market appreciation/(depreciation)	11	13	11	8	10

End of period assets	$194	$227	$214	$229	$225

Average assets during the period	$228	$223	$224	$226	$226

Closed ETPs
Beginning of period assets	$7	$9	$5	$56	$447
Inflows/(outflows)	(6)	1	7	(10)	(188)
Market appreciation/(depreciation)	3	(3)	(3)	5	93
Fund closures	(4)	—	—	(46)	(296)

End of period assets	$—	$7	$9	$5	$56

Average assets during the period	$5	$7	$7	$6	$538

Headcount	227	227	217	211	214

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2021	Dec. 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$167,635	$73,425
Securities owned, at fair value	58,806	34,895
Accounts receivable	34,800	29,455
Income taxes receivable	948	—
Prepaid expenses	6,327	3,827
Other current assets	288	259

Total current assets	268,804	141,861
Fixed assets, net	7,247	7,579
Securities held-to-maturity	370	451
Deferred tax assets, net	5,628	8,063
Investments	14,238	8,112
Right of use assets – operating leases	16,213	16,327
Goodwill	85,856	85,856
Intangible assets	601,247	601,247
Other noncurrent assets	348	180

Total assets	$999,951	$869,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$18,592	$19,564
Compensation and benefits payable	15,447	22,803
Deferred consideration – gold payments	16,101	17,374
Operating lease liabilities	3,326	3,135
Income taxes payable	—	916
Accounts payable and other liabilities	11,318	10,207

Total current liabilities	64,784	73,999
Convertible notes	317,336	166,646
Deferred consideration – gold payments	210,605	212,763
Operating lease liabilities	16,920	17,434

Total liabilities	609,645	470,842
Preferred stock – Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 145,114 and 148,716 at June 30, 2021 and December 31, 2020, respectively	1,451	1,487
Additional paid-in capital	285,002	317,075
Accumulated other comprehensive income	1,155	1,102
Accumulated deficit	(29,871)	(53,399)

Total stockholders’ equity	257,737	266,265

Total liabilities and stockholders’ equity	$999,951	$869,676

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30, 2021	June 30, 2020
Cash flows from operating activities:
Net income/(loss)	$32,777	$(21,888)
Adjustments to reconcile net income/(loss) to net cash (used in)/provided by operating activities:
Advisory fees received in gold, other precious metals and cryptocurrencies	(39,341)	(29,135)
Contractual gold payments	8,584	7,823
Stock-based compensation	5,264	6,159
Deferred income taxes	3,367	832
(Gain)/loss on revaluation of deferred consideration – gold payments	(3,329)	25,566
Amortization of right of use asset	1,340	1,588
Amortization of issuance costs - convertible notes	899	115
Depreciation and amortization	508	507
Impairments	303	19,672
Gain on sale – Canadian ETF business	—	(2,877)
Loss on extinguishment of debt	—	2,387
Amortization of issuance costs - former credit facility	—	1,328
Other	(372)	(83)
Changes in operating assets and liabilities:
Securities owned, at fair value	(23,911)	4,209
Accounts receivable	(2,622)	4,461
Prepaid expenses	(2,497)	(2,016)
Gold, other precious metals and cryptocurrencies	27,959	20,882
Other assets	(202)	(702)
Fund management and administration payable	(896)	1,677
Compensation and benefits payable	(7,396)	(18,431)
Income taxes receivable/payable	(1,852)	(1,046)
Securities sold, but not yet purchased, at fair value	—	(582)
Operating lease liabilities	(1,658)	(1,845)
Accounts payable and other liabilities	858	781

Net cash (used in)/provided by operating activities	(2,217)	19,382

Cash flows from investing activities:
Purchase of investments	(5,750)	—
Purchase of fixed assets	(173)	(224)
Proceeds from held-to-maturity securities maturing or called prior to maturity	77	16,365
Proceeds from the sale of the Company’s financial interests in AdvisorEngine Inc.	—	8,155
Proceeds from sale of Canadian ETF business, net	—	2,774

Net cash (used in)/provided by investing activities	(5,846)	27,070

Cash flows from financing activities:
Shares repurchased	(34,506)	(26,444)
Dividends paid	(9,865)	(10,270)
Convertible notes issuance costs	(4,297)	(4,611)
Repayment of debt	—	(179,000)
Proceeds from the issuance of convertible notes	150,000	150,000
Proceeds from exercise of stock options	815	240

Net cash provided by/(used in) financing activities	102,147	(70,085)

Increase/(decrease) in cash flows due to changes in foreign exchange rate	126	(1,084)

Increase/(decrease) in cash and cash equivalents	94,210	(24,717)
Cash and cash equivalents – beginning of year	73,425	74,972

Cash and cash equivalents – end of period	$167,635	$50,255

Supplemental disclosure of cash flow information:
Cash paid for taxes	$5,846	$2,200

Cash paid for interest	$3,719	$3,390

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

•

Adjusted income before income taxes, income tax expense, net income and diluted earnings per share. We disclose adjusted income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measures provides investors with a consistent way to analyze our performance. These non-GAAP financial measures exclude the following:

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Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations may have a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

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Tax shortfalls and windfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

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Other items: Unrealized gains recognized on our investment in Securrency, impairment charges, interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes (prior to January 1, 2021, the effective date of Accounting Standards Update 2020-06, Debt – Debt with Conversion and Other Options, Cash Conversion), a loss on extinguishment of debt, the release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from our debt previously outstanding in the United Kingdom, a gain arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine and disposition-related costs are excluded when calculating our non-GAAP financial measurements.

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Adjusted effective income tax rate. We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

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Gross margin and gross margin percentage. We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
Adjusted Net Income and Diluted Earnings per Share:
Net income/(loss), as reported	$17,630	$15,147	$(13,497)	$(270)	$(13,250)
Deduct/Add back: (Gain)/loss on revaluation of deferred consideration	(497)	(2,832)	22,385	8,870	23,358
Deduct: Unrealized gain recognized on our investment in Securrency, net of income taxes	(105)	(179)	—	—	—
Deduct/Add back: Tax (windfalls)/shortfalls upon vesting and exercise of stock-based compensation awards	(233)	123	21	50	119
Add back: Impairments, net of income taxes (where applicable)	—	245	—	2,326	—
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, net of income taxes	—	—	314	286	42
Deduct: Gain arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine	—	—	—	(225)	(868)
Add back: Loss on extinguishment of debt, net of income taxes	—	—	—	—	1,910
Deduct: Release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from debt previously outstanding in the United Kingdom	—	—	—	—	(2,842)
Add back: Acquisition and disposition-related costs, net of income taxes	—	—	—	—	25

Adjusted net income	$16,795	$12,504	$9,223	$11,037	$8,494
Weighted average common shares - diluted	164,855	161,831	161,138	160,876	166,634

Adjusted earnings per share - diluted	$0.10	$0.08	$0.06	$0.07	$0.05

	Three Months Ended
	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
Gross Margin and Gross Margin Percentage:
Operating revenues	$77,603	$72,830	$67,059	$64,640	$58,126
Less: Fund management and administration	(16,195)	(15,521)	(16,350)	(15,219)	(14,461)

Gross margin	$61,408	$57,309	$50,709	$49,421	$43,665

Gross margin percentage	79.1%	78.7%	75.6%	76.5%	75.1%

	Three Months Ended
	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
Adjusted Income Before Income Taxes:
Income/(loss) before income taxes	$21,889	$13,178	$(11,297)	$1,138	$(14,054)
Deduct/Add back: (Gain)/loss on revaluation of deferred consideration	(497)	(2,832)	22,385	8,870	23,358
Deduct: Unrealized gain recognized on our investment in Securrency, before income taxes	(139)	(237)	—	—	—
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	5,171	—	—	—
Add back: Impairments, before income taxes	—	303	—	3,080	—
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, before income taxes	—	—	416	379	55
Deduct: Gain arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine	—	—	—	(225)	(868)
Add back: Loss on extinguishment of debt, before income taxes	—	—	—	—	2,387
Add back: Acquisition and disposition-related costs, before income taxes	—	—	—	—	33

Adjusted income before income taxes	$21,253	$15,583	$11,504	$13,242	$10,911

	Three Months Ended
	June 30, 2021	Mar. 31, 2021	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:
Adjusted income before income taxes (above)	$21,253	$15,583	$11,504	$13,242	$10,911

Income tax expense/(benefit)	$4,259	$(1,969)	$2,200	$1,408	$(804)
Add back/(deduct): Tax windfalls/(shortfalls) upon vesting and exercise of stock-based compensation awards	233	(123)	(21)	(50)	(119)
Deduct: Tax expense on unrealized gain recognized on our investment in Securrency	(34)	(58)	—	—	—
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	5,171	—	—	—
Add back: Tax benefit arising from impairments	—	58	—	754	—
Add back: Tax benefit arising from the amortization of discount associated with the bifurcation of the conversion option embedded in the convertible notes	—	—	102	93	13
Add back: Tax benefit arising from loss on extinguishment of debt	—	—	—	—	477
Add back: Release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from debt previously outstanding in the United Kingdom	—	—	—	—	2,842
Add back: Tax benefit arising from acquisition and disposition-related costs	—	—	—	—	8

Adjusted income tax expense	$4,458	$3,079	$2,281	$2,205	$2,417

Adjusted effective income tax rate	21.0%	19.8%	19.8%	16.7%	22.2%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about

•	the ultimate duration of the COVID-19 pandemic and its short-term and long-term impact on our business and the global economy;

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully operate and expand our business in non-U.S. markets; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	adverse market developments arising from the COVID-19 pandemic could negatively impact our assets under management, resulting in a decline in our revenues and other potential operational challenges;

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declining prices of securities, gold and other precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity or, increase the cost of borrowing upon a refinancing;

•	competitive pressures could reduce revenues and profit margins;

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we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

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a significant portion of our AUM is held in products with exposure to U.S. and international developed markets and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	over the last few years, we have expanded our business internationally. This expansion subjects us to increased operational, regulatory, financial and other risks;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; and

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we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.